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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest Event
                           Reported): June 29, 2004


            IndyMac MBS, Inc., (as depositor under the Pooling and
           Servicing Agreement, dated as of June 1, 2004 providing
           for the issuance of the IndyMac MBS, INC., IndyMac INDX
             Mortgage Loan Trust 2004-AR4, Mortgage Pass-Through
                        Certificates, Series 2004-AR4).


                               IndyMac MBS, Inc.
                               -----------------
            (Exact name of registrant as specified in its charter)

            Delaware                  333-116470                 95-4791925
    -------------------------         ----------                 ----------
  (State or Other Jurisdiction       (Commission              (I.R.S. Employer
       of Incorporation)             File Number)            Identification No.)


155 North Lake Avenue
Pasadena, California                                   91101
--------------------                                 --------
(Address of Principal                               (Zip Code)
 Executive Offices)


Registrant's telephone number, including area code: (800) 669-2300
                                                    --------------

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Item 5. Other Events.
        ------------

        Filing of Certain Materials
        ---------------------------

        In connection with the issuance by IndyMac MBS, Inc. of its Mortgage
Pass-Through Certificates, Series 2004-AR4 (the "Certificates"), IndyMac MBS,
Inc. is filing herewith an opinion of counsel relating to the characterization of the Certificates for federal income tax purposes. The opinion is annexed hereto as Exhibit 8.1.

Item 7. Financial Statements, Pro Forma Financial
        Information and Exhibits.
        -------------------------

        (a)   Not applicable.

        (b)   Not applicable.

        (c)   Exhibits:

        5.1  Legality Opinion of Sidley Austin Brown & Wood LLP.

        8.1  Tax Opinion of Sidley Austin Brown & Wood LLP (included in
             Exhibit 5.1)

        23.1 Consent of Sidley Austin Brown & Wood LLP (included in Exhibits
             5.1 and 8.1)



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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              INDYMAC MBS, INC.



                                              By:  /s/ Victor H. Woodworth
                                                   ------------------------
                                                     Victor H. Woodworth
                                                     Vice President



Dated: June 29, 2004



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                                  Exhibit Index

Exhibit                                                                                  Page
-------                                                                                  ----

5.1    Legality Opinion of Sidley Austin Brown & Wood LLP                                  5

8.1    Tax Opinion of Sidley Austin Brown & Wood LLP (included in Exhibit 5.1)             5

23.1   Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1 and 8.1)        5




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